Exhibit 4-a
                                 [FACE OF NOTE]

NUMBER                                                                   DOLLARS
R

REGISTERED      [Logo of Rockwell International Corporation]          REGISTERED

                       ROCKWELL INTERNATIONAL CORPORATION
                          6-5/8% Note due June 1, 2005

                                                               CUSIP 774347 AP 3

Rockwell  International  Corporation,
a corporation duly organized and existing under the laws of the State of Delaware
(herein referred to as the "Company"), for value received, hereby promises to pay to

6-5/8% due 2005                                                  6-5/8% due 2005

or registered assigns,
the principal sum of                                                     DOLLARS

on June 1, 2005, and to pay interest, semiannually on June 1 and December 1 of each year, on said principal sum at the rate of 6-5/8% per annum, from the Interest Payment Date next preceding the date of this Security to which interest has been paid on this Security, unless the date hereof is a date to which interest has been paid, in which case from the date of this Security unless no interest has been paid on this Security since the Original Issuance Date hereof, in which case from the Interest Payment Date next preceding such Original Issuance Date (unless such Original Issuance Date was a June 1 or December 1, in which case from such Original Issuance Date), until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a May 15 or November 15, as the case may be, and before the following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on this Security since the Original Issuance Date of this Security, from the June 1 or December 1 next preceding such Original Issuance Date (unless such Original Issuance Date was a June 1 or December 1, in which case from such Original Issuance Date). The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the May 15 or November 15, as the case may be, next preceding such Interest Payment Date. The principal of and interest on this Security are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company in the Place of Payment, and at such other locations as the Company may from time to time designate; PROVIDED, that interest may be paid, at the option of the Company, by check mailed to the Person entitled thereto at his address last appearing on the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in said Indenture.

     Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        [the word "REGISTERED" is superimposed over the foregoing text]

IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS INSTRUMENT TO BE DULY EXECUTED UNDER ITS CORPORATE SEAL.

Dated:
                       ROCKWELL INTERNATIONAL CORPORATION

Attest:  /s/ WILLIAM J. CALISE, JR.                By /s/    DONALD R. BEALL
             SECRETARY                                 CHAIRMAN OF THE BOARD

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

        CHEMICAL BANK
                              as Trustee
By
                      Authorized Officer

              [Rockwell International Corporation Corporate Seal]

                               [REVERSE OF NOTE]

                       ROCKWELL INTERNATIONAL CORPORATION
                          6-5/8% Note due June 1, 2005


     This Security is one of a duly authorized issue of Securities of the Company designated as its 6-5/8% Notes due June 1, 2005 (Securities of such series being hereinafter called the "Securities"), limited in aggregate principal amount to $300,000,000, issued under an Indenture dated as of October 1, 1982, as supplemented by the First Supplemental Indenture, dated as of February 27, 1987 (hereinafter called the "Indenture"), between the Company and Chemical Bank (as successor by merger to Manufacturers Hanover Trust Company), as Trustee (hereinafter called the "Trustee", which term includes any successor trustee under the Indenture with respect to the Securities of this series), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin and currency, herein prescribed.

     This Security is not redeemable prior to maturity.

     As provided in the Indenture and subject to certain limitations therein set forth, this Security may be registered for transfer on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Place of Payment, and at such other locations as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only as registered Securities without coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, the Security Registrar, the Paying Agent and any agent of any one thereof may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Security Registrar, the Paying Agent nor any such agent shall be affected by notice to the contrary.

     If an Event of Default, as defined in the Indenture, with respect to the Securities shall occur, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company with respect to the Securities and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not a notation of such consent or waiver is made upon this Security.

     No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Company at its option, subject to the terms and conditions contained in the Indenture, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer and exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities, to compensate, reimburse and indemnify the Trustee, to maintain an office or agency with respect to the Securities and to hold moneys for payment in trust) or (b) may omit to comply with certain restrictive covenants contained in the Indenture, in each case upon irrevocable deposit with the Trustee in trust of money or U.S. government securities (as described in the Indenture) or a combination thereof, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to discharge the principal of and interest on such Securities on the Stated Maturity of such principal or interest.

     Except as otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -       as tenants in common
TEN ENT -       as tenants by the entireties
JT TEN -        as joint tenants with right of
                survivorship and not as tenants
                in common

UNIF GIFT MIN ACT -              Custodian
                   --------------          --------------
                      (Cust)                   (Minor)
                   under Uniform Gifts to Minors
                   Act
                       ----------------------------------
                                  (State)

Additional abbreviations may also be used though not in the above list.

                          ----------------------------

     FOR  VALUE  RECEIVED  the  undersigned   hereby   sell(s),   assign(s)  and
transfer(s) unto






PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE


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Please print or typewrite name and address including postal zip code of assignee

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the within Note and all rights thereunder, and hereby irrevocably constituting and appointing
- -----------------------------------------------------------------------attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
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                                             -----------------------------------
                                             NOTICE:  The  signature  to this
                                             assignment  must  correspond  with
                                             the name as written  upon the face
                                             of the within  instrument in every
                                             particular,  without alteration or
                                             enlargement or any change whatever.